EXHIBIT 99.1

3D Systems Acquires Formero

Extends Operations and Reach Across Asia-Pacific

ROCK HILL, S.C., Sept. 20, 2011 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today that it acquired Formero Pty, Ltd., a leading provider of on-demand custom parts services and 3D printing solutions headquartered in Melbourne, Australia. The company plans to continue all Formero operations as 3D Systems Asia-Pacific and immediately offer its expanded range of 3D content-to-print solutions for the benefit of design-to-manufacturing professionals and consumers alike.

Recognized as a trusted and knowledgeable technology resource to the Australian manufacturing sector, Formero brings nearly two decades of experience providing best-in-class rapid prototyping and custom manufacturing services. Through its wholly owned XYZ Innovation subsidiary, Formero is also a leading distributor of personal, professional and production 3D printers that include plastic and metal printing solutions. Additionally, Formero operates a facility in Shenzhen, China to support its growing on-demand custom parts services.

"We are very pleased to add a company of Formero's reputation, experience and scale in Asia-Pacific, our fastest growing region," said Abe Reichental, President and Chief Executive Officer of 3D Systems. "With key operations in Australia and China under the capable leadership of Simon Marriott and proven custom parts services and printers solutions growth record, Formero represents a significant milestone in our Asia-Pacific expansion plans."

"We are excited to become part of 3D Systems, a leading provider of the most complete portfolio of 3D content-to-print solutions available today," said Simon Marriott, General Manager, 3D Systems Asia-Pacific. "We plan to leverage our knowledge and experience for the benefit of our customers by building stronger local presence and deliver the full range of 3D Systems products and services throughout the region."

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The company also provides creative content development, design productivity tools and curation services and downloads. Its expertly integrated solutions replace, displace and complement traditional methods and reduce the time and cost of designing new products by printing real parts directly from digital input. These solutions are used to rapidly design, communicate, prototype and produce functional parts, empowering its customers to create with confidence.

More information on the company is available at www.3DSystems.com

To experience 3D Systems' entire range of 3D content-to-print products and services please visit www.printin3D.com, www.production3dprinters.com, www.toptobottomdental.com, www.quickparts.com, www.3Dproparts.com, www.alibre.com, www.bitsfrombytes.com, www.botmill.com, www.The3dStudio.com, www.freedomofcreation.com, www.sycode.com, blog.3dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

About Formero

Formero provides custom manufacturing services for engineers and designers who want to create plastic and metal parts from rapid prototyping to production, utilizing 3D CAD files. With complete in-house rapid prototyping and tooling capabilities and an experienced engineering project team in both Australia and China, Formero delivers quality prototyping and manufacturing services on time and within budget. Its XYZ Innovation subsidiary provides a wide range of personal professional and production 3D Printers, print materials and services.

More information on the company is available at www.3dsystems.com/au, or by calling +61 3 9819 4422.

CONTACT: Investor Contact: Stacey Witten
         803-326-4010
         E-mail: WittenS@3dsystems.com

         Media Contact: Cathy Lewis
         803-326-3950
         Email: LewisCL@3dsystems.com